UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1591444 (I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota (Address of principal executive offices)	55391-1693 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing 1/1,000th interest in a share of Series C Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to Genera Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to Genera Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-220374

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Depositary Shares being registered hereby, including the Series C Non-Cumulative Perpetual Preferred Stock  which is represented by the Depositary Shares, is set forth under (a) “Description of Preferred Stock” and “Description of Depositary Shares” in the Prospectus included in the Registration Statement on Form S-3 (File No. 333-220374) of TCF Financial Corporation, filed with the Securities and Exchange Commission (the “Commission”) on September 7, 2017, and (b) “Description of Series C Preferred Stock” and “Description of Depositary Shares” in the final Prospectus Supplement dated September 7, 2017, as filed with the Commission on September 11, 2017 pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended.  The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.  Exhibits.

Exhibit
Number	Description

4.1

Amended and Restated Certificate of Incorporation of TCF Financial Corporation (incorporated by reference to Exhibit 3.1 to TCF Financial Corporation’s Current Report on Form 8-K filed May 2, 2017 (File No. 001-10253))

4.2

Certificate of Designations of TCF Financial Corporation with respect to Series C Non-Cumulative Perpetual Preferred Stock dated September 12, 2017 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of TCF Financial Corporation filed September 14, 2017 (File No. 001-10253)).

4.3

Deposit Agreement, dated September 14, 2017, by and among TCF Financial Corporation, Computershare Trust Company N.A. and Computershare Inc. and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.1 the Current Report on Form 8-K of TCF Financial Corporation filed September 14, 2017 (File No. 001-10253)).

4.4	Form of Depositary Receipt (included as part of Exhibit 4.3).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized

TCF FINANCIAL CORPORATION

		By:	/s/ Craig R. Dahl
			Name:	Craig R. Dahl
			Title:	Chairman, President and Chief Executive Officer (Principal Executive Officer)

		By:	/s/ Brian W. Maass
			Name:	Brian W. Maass
			Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

		By:	/s/ Susan D. Bode
			Name:	Susan D. Bode
			Title:	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Dated:	September 14, 2017

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